                                                                                                                          Exhibit 11
                                                       SOLA INTERNATIONAL INC.

                                                  Computation of Earnings Per Share
                                                (in thousands, except per share data)
                                                             (unaudited)


                                                                             Three Months Ended              Six Months Ended
                                                                        September 30,   September 30,  September 30,  September 30,
                                                                            1997           1996           1997           1996
                                                                           -------        -------        -------        -------
     Net income ...................................................        $11,778        $ 6,969        $22,867        $ 9,131
                                                                           =======        =======        =======        =======
     Weighted average number of common and common
        equivalent shares outstanding .............................         24,319         24,033         24,294         22,957
     Add assumed dilution arising from exercise of
        common equivalent shares (stock options) ..................          1,220          1,427          1,186          1,394
                                                                           -------        -------        -------        -------
     Weighted average number of common and common
        equivalent shares used in earnings per share
        calculation ...............................................         25,539         25,460         25,480         24,351
                                                                           =======        =======        =======        =======
     Earnings per share:
        Net income ................................................        $  0.46        $  0.27        $  0.90        $  0.37
                                                                           =======        =======        =======        =======

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